UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.  )

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Five Star Senior Living Inc.

(Name of Registrant as Specified In Its Charter)

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Dear Fellow Stockholders: IMMEDIATE BENEFITS OF SNH TRANSACTION 2018 was a challenging year for our industry and for your Company. Prospective residents are choosing to age in place as long as possible, the markets in which we operate have been deluged with new construction that competes with our communities and puts pressure on the rates we charge and the labor market continues to be extremely competitive. To address these challenges in 2018, among other efforts, we continued to implement our dynamic pricing program and also focused resources on growing our Ageility physical therapy division. In addition, we elected Katherine E. Potter as our new President and Chief Executive Officer, making your company one of a very small number of public companies with a female chief executive officer. Notwithstanding these efforts, we remained financially challenged with a deteriorating financial outlook and near term liquidity challenges. After evaluating multiple options, including seeking bankruptcy protection to reorganize your Company, we recently announced a transaction with Senior Housing Properties Trust ("SNH") to restructure our contractual arrangements. Issuing a substantial ownership stake in your Company to SNH and its shareholders is a condition to this restructuring, which is addressed in more detail in the Proxy Statement. Despite the resulting dilution to our existing stockholders, we think it is in your and your Company's best interests because the restructuring of our contractual arrangements with SNH provides an immediate solution to our liquidity challenges, an improved long term financial outlook and further invests SNH in our success. Following the closing of the restructuring transaction with SNH, we plan to expand and refresh our board with at least one new additional member. We expect a new board member will enhance our board by bringing additional skills and a fresh perspective to the board room. We thank you for your support and your investment in your Company and our future. Please vote today. You can vote by telephone or internet or sign and return the enclosed proxy card/voting instruction form so that your shares will be represented and voted at the meeting. Your Board of Directors: Donna D. Fraiche, Bruce M. Gans, M.D., Barbara D. Gilmore, Gerard M. Martin and Adam D. Portnoy LONG TERM BENEFITS OF SNH TRANSACTION, IF APPROVED Payment From SNH $75M In Aggregate 15% Incentive Fee of Property Level EBITDA No More Rent; Instead, FVE Receives Base Management Fee 5% Gross Revenues New Management Agreements 15 Year Term + Two, Five Year Renewals $25M Revolving Credit Facility $50M Received from SNH 37% Reduction in Monthly Rent VOTE TODAY FOR PERMANENT RENT RELIEF AND IMPROVED LONG TERM FINANCIAL OUTLOOK Email: FVE.info@morrowsodali.com | Call Toll Free: (800) 662-5200 Annual Meeting, June 11th

Warning Concerning Forward-Looking Statements This letter contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, "will", “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors, including: This letter states that our Company recently announced a transaction to modify its existing business arrangements with SNH. As described herein, certain of these arrangements are expected to be immediate benefits and others are expected to be long term benefits. These arrangements are subject to conditions, including, among others, the receipt of requisite approval by our Company’s stockholders and certain licensing approvals. Our Company cannot be sure that any or all of such conditions will be satisfied. Accordingly, these transactions may not become effective when we expect them to or at all, or the terms of such transactions and the other transactions may change. Our Board of Directors’ statement in this letter that the recently announced transaction provides an immediate solution to our Company’s liquidity and materially improves the long-term financial outlook for Our Company may imply that this option will achieve better results for our Company and our shareholders in the future than other options. However, we cannot be sure that this option will achieve better results for our Company and our shareholders in the future. The information contained in our Company’s filings with the Securities and Exchange Commission, or SEC, including under “Risk Factors” in our Company’s periodic reports, or incorporated therein, identifies other important factors that could cause our Company’s actual results to differ materially from those stated in or implied by five star’s forward-looking statements. Our Company’s filings with the SEC are available on the sec’s website at www.sec.gov. You should not place undue reliance upon forward-looking statements. Except as required by law, our Company does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.